Exhibit 10.1

LINKEDIN CORPORATION

AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

(as amended through September 28, 2010)

SECTION 1:  GENERAL PURPOSE OF PLAN

The name of this plan is the LinkedIn Corporation Amended and Restated 2003 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enable LinkedIn Corporation, a Delaware corporation (the “Company”), and any Parent or any Subsidiary to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

SECTION 2:  DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Administrator” shall have the meaning as set forth in Section 3, hereof.

“Board” means the Board of Directors of the Company.

“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) promulgated under the Exchange Act, as such may be amended from time to time. For convenience, as of September 28, 2010, such definition is as follows, but to the extent such meaning is amended after such date, the amended meaning shall for all purposes under this Plan be the meaning of such phrase: “The term ‘call equivalent position’ shall mean a derivative security position that increases in value as the value of the underlying equity increases, including, but not limited to, a long convertible security, a long call option, and a short put option position.”

“Cause” means (i) failure by an Eligible Person to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) engaging in misconduct or a fiduciary breach which is or potentially is materially injurious to the Company or its shareholders; (iii) commission of a felony; (iv) the commission of a crime against the Company which is or potentially is materially injurious to the Company; or (v) as otherwise provided in the Stock Option Agreement or Stock Purchase Agreement. For purposes of this Plan, the existence of Cause shall be determined by the Administrator in its sole discretion.

“Change in Control” shall mean:

(1)        The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; provided, however, that in making the determination of ownership by the shareholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as shareholders of another party to the transaction shall be disregarded; or

(2)        The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means one or more committees of the Board designated by the Board to administer the Plan in whole or in part.

“Company” means LinkedIn Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

“Consultant” means a consultant or advisor who is a natural person and who provides bona fide services to the Company, a Parent or a Subsidiary; provided such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Date of Grant” means the date on which the Administrator has taken all legally required action to grant a Right to a Participant or, if a different date is designated by the Administrator in such legally required action as the Date of Grant, then such different date.

“Director” means a member of the Board.

“Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an ISO pursuant to Section 6.6 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Plan Administrator.

“Eligible Person” means an Employee, Consultant or Director, each of whom is a natural person, of the Company, any Parent or any Subsidiary.

“Employee” shall mean any individual who is a common-law employee (including officers) of the Company, a Parent or a Subsidiary.

“Exercise Price” shall have the meaning set forth in Section 6.3.

“Exercise Price Repurchase Right” shall have the meaning set forth in Section 8.8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Repurchase Right” shall have the meaning set forth in Section 8.8.

“Fair Market Value” shall mean the fair market value of a Share, determined as follows: (i) if the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or any similar system whereby the stock is regularly quoted by a recognized securities dealer but closing sale prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the bid and asked prices for the Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or (iii) in the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons.

“First Refusal Right” shall have the meaning set forth in Section 8.7 hereof.

“ISO” means a Stock Option intended to qualify as an “incentive stock option” as that term is defined in Section 422(b) of the Code.

“Non-Employee Director” means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Rule 16b-3(b)(3)(i) promulgated by the United States Securities and Exchange Commission (the “SEC”).

“Non-Qualified Stock Option” means a Stock Option not described in Section 422(b) of the Code.

“Offeree” means a Participant who is granted a Purchase Right pursuant to the Plan.

“Optionee” means a Participant who is granted a Stock Option pursuant to the Plan.

“Outside Director” means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Treasury Regulations (26 Code of Federal Regulation Section 1.162-27(e)(3)).

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

“Participant” means any Eligible Person selected by the Administrator, pursuant to the Administrator’s authority in Section 3, to receive grants of Rights.

“Plan” means this LinkedIn Corporation Amended and Restated 2003 Stock Incentive Plan, as the same may be amended or supplemented from time to time.

“Purchase Price” shall have the meaning set forth in Section 7.3.

“Purchase Right” means the right to purchase Stock granted pursuant to Section 7.

“Purchased Stock” means any and all Stock issued upon exercise of an Option or purchased under a Stock Purchase Agreement.

“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) promulgated under the Exchange Act, as such may be amended from time to time. For convenience, as of September 28, 2010, such definition is as follows, but to the extent such meaning is amended after such date, the amended meaning shall for all purposes under this Plan be the meaning of such phrase: “The term ‘put equivalent position’ shall mean a derivative security position that increases in value as the value of the underlying equity decreases, including, but not limited to, a long put option and a short call option position.”

“Rights” means Stock Options and Purchase Rights.

“Repurchase Right” shall have the meaning set forth in Section 8.8.

“Rule 12h-1” shall mean Rule 12h-1 under the Exchange Act, as amended from time to time (12 CFR 240.12h-1).

“Service” shall mean service as an Employee, Director or Consultant.

“Share” means a share of Stock.

“Stock” means Common Stock of the Company.

“Stock Option” or “Option” means an option to purchase shares of Stock granted pursuant to Section 6.

“Stock Option Agreement” shall have the meaning set forth in Section 6.1.

“Stock Purchase Agreement” shall have the meaning set forth in Section 7.1.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the shareholders of an entity immediately after the merger, consolidation or similar transaction, equity securities which the shareholders owned immediately before the merger, consolidation or similar transaction as shareholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

“Ten Percent Shareholder” means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424 of the Code, Stock constituting more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.

SECTION 3:  ADMINISTRATION

3.1        Administrator.  The Plan shall be administered by (i) the Board and/or (ii) one or more Committees (any group that administers the Plan (in whole or in part) is referred to as the “Administrator”). The Board may designate different Committees to administer the Plan with respect to different Eligible Persons or different aspects of the Plan. The Board may also delegate administration of the Plan in part to a Committee while retaining authority to administer the Plan as to matters not so delegated.

3.2        Powers in General.  The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan, (i) Stock Options, (ii) Purchase Rights or (iii) any combination of the foregoing.

3.3        Specific Powers.  In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to determine when Rights are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Rights shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Right; (vii) to determine whether each Stock Option is to be an ISO or a Non-Qualified Stock Option; (viii) to prescribe the terms and conditions of each Stock Option and Purchase Right, including, without limitation, the Exercise Price, Purchase Price and medium of payment, vesting provisions and repurchase provisions, and to specify the provisions of the Stock Option Agreement or Stock Purchase Agreement relating to such grant or sale; (ix) to amend any outstanding Rights for the purpose of modifying the time or manner of vesting, the Purchase Price or Exercise Price, as the case may be, subject to applicable legal restrictions and to the consent of the other party to such agreement; (x) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; (xi) to make decisions with respect to outstanding Stock Options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (xii) to determine the Fair Market Value; and (xiii) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

3.4        Decisions Final.  All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

3.5        The Committee.  The Board may, in its sole and absolute discretion, from time to time, delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. Subject to any limitations prescribed by the Plan and the Board and by the Bylaws of the Company and applicable law, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable. During any period of time during which the Company’s Stock is registered pursuant to Section 12 of the Exchange Act, the Board shall delegate administration of the Plan to a Committee consisting of Directors who are both Non-Employee Directors and Outside Directors, to the extent necessary to comply with the provisions of Section 162(m) of the Internal Revenue Code and Rule 16b-3 promulgated under the Exchange Act.

3.6        Indemnification.  In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator’s consultants shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

SECTION 4:  STOCK SUBJECT TO THE PLAN

4.1        Stock Subject to the Plan.  Subject to adjustment as provided in Section 9, 34,814,756 shares of Common Stock (after giving effect to the 3-for-1 split of the Common

Stock effective as of May 22, 2007) shall be reserved and available for issuance under the Plan. Stock reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.2         Basic Limitation.  The number of shares that are subject to Rights under the Plan shall not exceed the number of shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of shares to satisfy the requirements of the Plan.

4.3         Additional Shares.  In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that shares issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision or Exercise Price Repurchase Right, such shares shall again be available for the purposes of the Plan. Shares issued under the Plan that are reacquired by the Company upon exercise of the Fair Market Repurchase Right shall not again be available for purposes of the Plan.

SECTION 5:  ELIGIBILITY

Eligible Persons who are selected by the Administrator shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan; provided, however, that only Employees shall be eligible to be granted ISOs hereunder.

SECTION 6: TERMS AND CONDITIONS OF OPTIONS

6.1         Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company (the “Stock Option Agreement”). Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Administrator deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

6.2         Number of Shares.  Each Stock Option Agreement shall specify the number of shares of Stock that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9, hereof. The Stock Option Agreement shall also specify whether the Option is an ISO or a Non-Qualified Stock Option.

6.3         Exercise Price.

6.3.1    In General.  Each Stock Option Agreement shall state the price at which shares subject to the Stock Option may be purchased (the “Exercise Price”), which shall, with respect to ISO’s, be not less than 100% of the Fair Market Value of the Stock on the Date of Grant. In the case of Non-Qualified Stock Options, the Exercise Price shall be determined in the sole discretion of the Administrator.

6.3.2    Ten Percent Shareholder.  A Ten Percent Shareholder shall not be eligible for a grant of an ISO unless the Exercise Price is at least 110% of the Fair Market Value of a Share on the Date of Grant and such ISO by its terms is not exercisable after the expiration of five years from the Date of Grant.

6.3.3    Payment.  The Exercise Price shall be payable in such form as is determined by the Administrator and permitted by Section 8 hereof.

6.4        Withholding Taxes.  As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise or with the disposition of shares acquired by exercising an Option.

6.5        Exercisability.  Each Stock Option Agreement shall specify the date when all or any installment of the Option becomes exercisable. Subject to the vesting requirements set forth in Section 8.8.1, the exercise provisions of any Stock Option Agreement shall be determined by the Administrator, in its sole discretion.

6.6        Term.  The Stock Option Agreement shall specify the term of the Option, including the period of time (if any) after termination of an Optionee’s service during which the Option may be exercised. No Option shall be exercisable more than ten years after the date the Option is granted. In the case of an ISO granted to a Ten Percent Shareholder, the ISO shall not be exercisable more than five years after the date the ISO is granted. Except in the event of a termination of an Optionee’s Service for Cause (in which case the Stock Option Agreement may provide that the Option will terminate as of the effective date of the termination of the Optionee’s Service), each Option shall remain exercisable as to vested Shares for at least (i) thirty (30) days after the termination of the Optionee’s Service and (ii) six months after the termination of the Optionee’s Service if such Service terminates as a result of the Optionee’s death or Disability.

6.7        Leaves of Absence.  For purposes of Section 6.6 above, to the extent required by applicable law, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence. To the extent applicable law does not require such a leave to be deemed to continue while the Optionee is on a bona fide leave of absence, such leave shall be deemed to continue if, and only if, expressly provided in writing by the Administrator or a duly authorized officer of the Company, Parent or Subsidiary for whom Optionee provides his or her services.

6.8        Modification, Extension and Assumption of Options.  Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding Options (whether granted by the Company or another issuer) or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price. Without limiting the foregoing, the Administrator may amend a previously granted Option to accelerate (in whole or in part) the exercisability of such Option (including without limitation, in connection with a Change in Control). The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the

Optionee’s obligations under such Option. However, a termination of the Option in which the Optionee receives a cash payment equal to the difference between the Fair Market Value and the Exercise Price for all shares subject to exercise under any outstanding Option shall not be deemed to impair any rights of the Optionee or increase the Optionee’s obligations under such Option.

SECTION 7: TERMS AND CONDITIONS OF AWARDS OR SALES

7.1         Stock Purchase Agreement.  Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

7.2         Duration of Offers.  Unless otherwise provided in the Stock Purchase Agreement, any right to acquire shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company.

7.3         Purchase Price.

7.3.1    In General.  Each Stock Purchase Agreement shall state the price at which the Stock subject to such Stock Purchase Agreement may be purchased (the “Purchase Price”), which, with respect to Stock Purchase Rights, shall be determined in the sole discretion of the Administrator.

7.3.2    Payment of Purchase Price.  The Purchase Price shall be payable in a form described in Section 8.

7.4         Withholding Taxes.  As a condition to the purchase of shares, the Purchaser shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

SECTION 8: PAYMENT; RESTRICTIONS

8.1         General Rule.  The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in full by, as applicable, cash or check for an amount equal to the aggregate Purchase Price or Exercise Price for the number of Shares being purchased, or in the discretion of the Administrator, upon such terms as the Administrator shall approve, (i) in the case of an Option, by a copy of instructions to a broker directing such broker to sell the Shares for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “cashless exercise”), (ii) in the case of an Option or a sale of Shares, by paying all or a portion of the Exercise Price or Purchase Price for the number of Shares being purchased by tendering Stock owned by the Optionee, duly endorsed for transfer to the Company, with a

Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Shares with respect to which such Option or portion thereof is thereby exercised or the Purchase Price of the Shares being acquired (a “stock-for-stock exercise”) or (iii) by a stock-for-stock exercise by means of attestation whereby the Optionee identifies for delivery specific Shares already owned by Optionee and receives a number of Shares equal to the difference between the Option Shares thereby exercised and the identified attestation Shares (an “attestation exercise”).

8.2        Withholding Payment.  The Purchase Price or Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of an Option or Stock Purchase Right. The Optionee may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) cashless exercise or attestation exercise; (ii) stock-for-stock exercise; (iii) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee (“Stock Withholding”); or (iv) a combination of one or more of the foregoing payment methods. Any Shares issued pursuant to the exercise of an Option and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan. The Fair Market Value of the number of Shares subject to Stock Withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

8.3        Services Rendered.  At the discretion of the Administrator, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

8.4        Promissory Note.  To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, in the discretion of the Administrator, upon such terms as the Administrator shall approve, all or a portion of the Exercise Price or Purchase Price (as the case may be) of Shares issued under the Plan may be paid with a promissory note, which shall either be full recourse or secured by assets with a Fair Market Value at least equal to the principal amount of such note; provided, however, that payment of any portion of the Exercise Price by promissory note shall not be permitted where such loan would be prohibited by applicable laws, regulations and rules of the SEC and any other governmental agency having jurisdiction. However, in the event there is a stated par value of the Shares and applicable law requires, the par value of the Shares, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon unless the promissory note is otherwise secured by other assets. Subject to the foregoing, the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, Shares having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

8.5         Exercise/Pledge.  To the extent that a Stock Option Agreement or Stock Purchase Agreement so allows and if Stock is publicly traded, in the discretion of the Administrator, upon such terms as the Administrator shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Administrator) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

8.6         Written Notice.  The purchaser shall deliver a written notice to the Administrator requesting that the Company direct the transfer agent to issue to the purchaser (or to his designee) a certificate for the number of Shares being exercised or purchased or, in the case of a cashless exercise or Stock Withholding exercise, for any Shares that were not sold in the cashless exercise or withheld.

8.7         First Refusal Right.  Each Stock Option Agreement and Stock Purchase Agreement may provide that the Company or the Company’s assignee shall have the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed sale, pledge, hypothecation, disposition or other transfer of any Purchased Stock that is not then subject to the Exercise Price Repurchase Right, such that in the event the holder of such Purchased Stock desires to accept a bona fide third-party offer for any or all of such Purchased Stock, such Purchased Stock shall first be offered to the Company upon the same terms and conditions as are set forth in the bona fide offer.

8.8         Repurchase Rights.  Each Stock Option Agreement and Stock Purchase Agreement may provide that the Company may repurchase (i) all or any portion of the Purchased Stock held by a Participant that have vested in accordance with the vesting provisions set forth in such Stock Option Agreement or Stock Purchase Agreement and applicable to such Rights (the “Fair Market Repurchase Right”) and/or (ii) all or any portion of the Participant’s Purchased Stock that have not vested in accordance with such vesting provisions (the “Exercise Price Repurchase Right”). The Fair Market Repurchase Right and the Exercise Price Repurchase Right are collectively referred to as a “Repurchase Right”.

8.8.1    Repurchase Price.  The Fair Market Repurchase Right as to any Purchased Stock shall be exercisable at a price per Share equal to the Fair Market Value of such Purchased Stock. The Exercise Price Repurchase Right as to any Purchased Stock which remains subject to the Exercise Price Repurchase Right shall be exercisable at a price per share equal to the Purchase Price or Exercise Price, as the case may be, applicable to such Purchased Stock. For so long as the Company continues to grant Options or Stock Purchase Rights under the Plan in reliance upon the exemption from qualification set forth in Section 25102(o) of the California Corporations Code, the Exercise Price Repurchase Right shall lapse as to any Purchased Stock that has vested in accordance with the vesting provisions applicable to such Purchased Stock and set forth in the Stock Option Agreement or Stock Purchase Agreement, which vesting provisions shall provide that the Shares subject to such Stock Option Agreement or Stock Purchase

Agreement shall vest at a rate no less than 20% per year; provided, however, that a Stock Option Agreement or Stock Purchase Agreement with a Consultant, a Director or an officer or director of the Company or any Parent or Subsidiary of the Company, may provide for vesting at a slower rate than the rate set forth above.

8.8.2    Exercise of Repurchase Right.  A Repurchase Right may be exercised only within 90 days after the termination of the Participant’s Service (or in the case of Stock issued upon exercise of an Option or purchased under a Stock Purchase Agreement, in either case after the date of termination, within 90 days after the date of the exercise or Stock purchase, whichever is applicable) for cash or for cancellation of indebtedness incurred in purchasing the shares.

8.9        Termination of Repurchase and First Refusal Rights.  The Fair Market Repurchase Right and the First Refusal Rights shall lapse and cease to have effect upon the earlier of (A) the closing of the Company’s initial firm commitment underwritten offering of securities to the public pursuant to a registration statement on Form S-1 (or any successor form) filed with, and declared effective by, the SEC or (B) a Change in Control of the Company in which the successor corporation is subject to the reporting requirements of the SEC and has equity securities that are publicly traded on the New York Stock Exchange or The Nasdaq Stock Market. The Exercise Price Repurchase Right shall continue in effect without regard to whether the Fair market Repurchase Right and the First Refusal Rights lapse as set forth in the preceding sentence.

8.10      No Transferability.  Except as provided herein, other than by will or by operation of the laws of descent and distribution to the extent permitted by Rule 12h-1, a Participant may not assign, sell, encumber, dispose of or otherwise transfer any Rights (whether or not then subject to the Repurchase Right), any Purchased Stock that is then subject to the Exercise Price Repurchase Right or any Shares issuable upon any Option which has not been fully exercised. In addition, except as provided herein, other than by will or by operation of the laws of descent and distribution, a Participant may not assign, sell, encumber, dispose of or otherwise transfer in contravention of the First Refusal Right or the Market Stand-Off any Purchased Stock that is not then subject to the Exercise Price Repurchase Price.

8.10.1  Permitted Transfer of Non-Qualified Option. The Administrator, in its sole discretion may permit the transfer of a Non-Qualified Option (but not an ISO or Stock Purchase Right) as follows: (i) by gift to a member of the Participant’s immediate family or (ii) by transfer by instrument to a trust providing that the Non-Qualified Option is to be passed to beneficiaries who are members of the Participant’s immediate family upon death of the trustor (either or both (i) or (ii) referred to as a “Permitted Transferee”). For purposes of this Section 8.10.1, “immediate family” shall mean the Optionee’s spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships.

8.10.2  Conditions of Permitted Transfer. A transfer permitted under this Section 8.10 hereof may be made only upon written notice to and approval thereof by the Administrator.

A Permitted Transferee may not further assign, sell or transfer the transferred Option, in whole or in part, other than by will or by operation of the laws of descent and distribution to the extent permitted by Rule 12h-1. A Permitted Transferee shall agree in writing to be bound by the provisions of this Plan.

8.11       Pledge.  No Participant shall, prior to the exercise of any Option granted to such Participant, or prior to the purchase of Purchased Stock issuable to such Participant upon exercise of a Purchase Right, pledge, hypothecate or otherwise transfer, or initiate or maintain any short position, Put Equivalent Position or Call Equivalent Position with respect to any unexercised Option or any Shares issuable upon exercise of any such unexercised Option or any award or purchase of Purchased Stock or any Shares purchasable pursuant to any Purchase Rights, except for transfers permitted under Section 8.10 of the Plan.

SECTION 9:   ADJUSTMENTS; MARKET STAND-OFF

9.1         Effect of Certain Changes.

9.1.1    Stock Dividends, Splits, Etc.  If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then (i) the number of shares of Stock available for Rights, (ii) the number of shares of Stock covered by outstanding Rights and (iii) the Exercise Price or Purchase Price of any Stock Option or Purchase Right in effect prior to such change, shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

9.1.2    Liquidation, Dissolution, Merger or Consolidation.  In the event of a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; a reverse merger in which the Company is the Surviving Entity, but the shares of Company stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or the transfer of more than 90% of the then outstanding voting stock of the Company to another person or entity, then, the Company, to the extent permitted by applicable law, but otherwise in its sole discretion may provide for: (i) the continuation of outstanding Rights by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and such outstanding Rights by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of Rights with substantially the same terms for such outstanding Rights; (iv) the cancellation of such outstanding Rights with payment of such alternate consideration as the Administrator, in good faith, may determine to be equitable in the circumstances, which consideration may be equal to the difference between the Fair Market Value of the Stock underlying such unexercised Rights and the Exercise Price or the Purchase Price, as the case may be; or (v) the cancellation of such outstanding Rights without payment of any consideration, provided that if such Rights would be canceled in accordance with the foregoing, the Participant shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such merger or consolidation or ten days after the Administrator provides the Rights holder a notice of cancellation, to exercise the vested portion of such Rights in whole or in part, or, if provided for by the Administrator using its sole discretion in a notice of cancellation, to exercise such Rights in whole or in part without regard to any vesting provisions in the Rights agreement.

9.1.3     Further Adjustments.   Subject to Section 9.1.2, the Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or Change in Control, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Rights. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Rights so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Administrator may take such action before or after granting Rights to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or Change in Control that is the reason for such action.

9.1.4     Par Value Changes.   In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be “Stock” within the meaning of the Plan.

9.2       Decision of Administrator Final.   To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; provided, however, that each ISO granted pursuant to the Plan shall not be adjusted in a manner that causes such Stock Option to fail to continue to qualify as an ISO without the prior consent of the Optionee thereof.

9.3       No Other Rights.   Except as hereinbefore expressly provided in this Section 9, no Participant shall have any rights by reason of any subdivision or consolidation of shares of Company stock or the payment of any dividend or any other increase or decrease in the number of shares of Company stock of any class or by reason of any of the events described in Section 9.1, above, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and, except as provided in this Section 9, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

9.4       Market Stand-Off.   By exercising any Right granted under this Plan, each Participant shall be deemed to have agreed that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company’s initial public offering, such Participant will not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Purchased Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”).

9.5         Incorporation.   This section 9 shall be deemed to be incorporated into each Stock Option Agreement and Stock Purchase Agreement governing Rights granted under this Plan.

SECTION 10:   AMENDMENT AND TERMINATION

The Board may amend, suspend or terminate the Plan at any time and for any reason. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

SECTION 11:   GENERAL PROVISIONS

11.1       General Restrictions.

11.1.1   No View to Distribute.  The Administrator may require each person acquiring shares of Stock pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view towards distribution thereof. The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

11.1.2   Legends.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.1.3   No Rights as Shareholder.  Except as specifically provided in this Plan, a Participant or a transferee of a Right shall have no rights as a shareholder with respect to any shares covered by the Rights until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 9.1, hereof.

11.2       Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

11.3       Disqualifying Dispositions.   Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of an ISO within two years from the date of grant of such ISO or within one year after the issuance of the shares of Stock acquired upon exercise of such ISO shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Stock.

11.4       Regulatory Matters.   Each Stock Option Agreement and Stock Purchase Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (ii) if required to do so by the Company, the Optionee or Offeree shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

11.5       Delivery.   Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

11.6       Other Provisions.   The Stock Option Agreements and Stock Purchase Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Rights, as the Administrator may deem advisable.

11.7       Conflicts.   If, with respect to any Right and/or Purchased Stock, there is any conflict between the provisions of the Plan and the Stock Option Agreement or the Stock Purchase Agreement, as the case may be, applicable to such Right and/or Purchased Stock, then the provisions of such Stock Option Agreement or Stock Purchase Agreement, as the case may be, shall be controlling with respect to such Right and/or Purchased Stock.

SECTION 12:   INFORMATION TO PARTICIPANTS

To the extent necessary to comply with California law, the Company each year shall furnish to Participants its balance sheet and income statement unless such Participants are limited to key Employees whose duties with the Company assure them access to equivalent information. Beginning December 31, 2010 and for so long as the Company is relying upon the exemption from registration of Options or Purchase Rights under the Exchange Act as set forth in Rule 12h-1(f), the Company shall provide to each Participant the information prescribed by paragraph (f)(1)(vi) of Rule 12h-1. Such information may be provided by the Company in any manner permitted by Rule 12h-1(f), and may be subject to any restrictions permitted by Rule 12h-1(f), including obligations of confidentiality.

SECTION 13:   SHAREHOLDERS AGREEMENT

As a condition to the transfer of Stock pursuant to a Right granted under this Plan, the Administrator, in its sole and absolute discretion, may require the Participant to execute and become a party to any agreement by and among the Company and any of its shareholders which exists on or after the Date of Grant (the “Shareholders Agreement”). If the Participant becomes a party to a Shareholders Agreement, in addition to the terms of this Plan and the Stock Option Agreement or Stock Purchase Agreement (whichever is applicable) pursuant to which the Stock is transferred, the terms and conditions of Shareholders Agreement shall govern Participant’s rights in and to the Stock; and if there is any conflict between the provisions of the Shareholders Agreement and this Plan or any conflict between the provisions of the Shareholders Agreement and the Stock Option Agreement or Stock Purchase Agreement (whichever is applicable) pursuant to which the Stock is transferred, the provisions of the Shareholders Agreement shall be controlling. Notwithstanding anything to the contrary in this Section 13, if the Shareholders Agreement contains any provisions which would violate Section 25102(o) of the California Corporations Code if applied to a Participant, then for so long as the Company continues to grant Rights under the Plan in reliance upon the exemption from qualification set forth in such section, the terms of this Plan and the Stock Option Agreement or Stock Purchase Agreement (whichever is applicable) pursuant to which the Stock is transferred shall govern the Participant’s rights with respect to such provisions.

SECTION 14:   EFFECTIVE DATE OF PLAN

The effective date of this Plan is December 19, 2003.

SECTION 15:   TERM OF PLAN

The Plan shall terminate automatically on December 19, 2013, but no later than prior to the 10th anniversary of the effective date. No Right shall be granted pursuant to the Plan after such date, but Rights theretofore granted may extend beyond that date. The Plan may be terminated on any earlier date pursuant to Section 10 hereof.

LINKEDIN CORPORATION

STOCK OPTION AGREEMENT

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

STOCK OPTION AGREEMENT

SECTION 1: GRANT OF OPTION

1.1        Option.  On the terms and conditions set forth in the notice of stock option grant to which this agreement (the “Agreement”) is attached (the “Notice of Stock Option Grant”) and this Agreement, the Company grants to the individual named in the Notice of Stock Option Grant (the “Optionee”) the option to purchase at the exercise price specified in the Notice of Stock Option Grant (the “Exercise Price”) the number of shares of Stock (the “Shares”) set forth in the Notice of Stock Option Grant. This option (the “Option”) is intended to be either an ISO or a Non-Qualified Stock Option, as provided in the Notice of Stock Option Grant.

1.2        Stock Plan and Defined Terms.  This option is granted pursuant to and subject to the terms of the LinkedIn Corporation Amended and Restated 2003 Stock Incentive Plan, as in effect on the date specified in the Notice of Stock Option Grant (which date shall be the later of (i) the date on which the Board resolved to grant this option or (ii) the first day of the Optionee’s Service) and as amended from time to time (the “Plan”), a copy of which is attached hereto and which the Optionee acknowledges having received. Capitalized terms not otherwise defined in this Agreement have the definitions ascribed to them in the Plan.

SECTION 2: RIGHT TO EXERCISE

2.1        Exercisability.  Subject to Sections 2.2 and 2.3 below and the other conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant; provided, however, Shares purchased by exercising this option shall be subject to the Repurchase Right under Section 7. Notwithstanding the foregoing, the Company may prohibit exercise of this Option, in part or in full, at any time for any period of time if the exercise of this Option may, in the Board’s judgment, lead to the Company being obligated in the future to register its common stock with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended; provided, however, that if the Company so prohibits the exercise of this Option, the Company shall either permit the exercise of this Option at the times set forth in Section 6.1 or make the cash payment described in such section.

2.2        $100,000 Limitation.  The aggregate fair market value (determined at the time the option is granted) of the Shares with respect to which ISOs are exercisable for the first time during any calendar year (under all ISO plans of the Company and its Subsidiaries) shall not exceed $100,000. If this option is designated as an ISO in the Notice of Stock Option Grant, then to the extent (and only to the extent) the Optionee’s right to exercise this option causes this option (in whole or in part) to not be treated as an ISO by reason of the $100,000 annual limitation under Section 422(d) of the Code, such options shall be treated as Non-Qualified Stock Options, but shall be exercisable by their terms. The determination of options to be treated as Non-Qualified Stock Options shall be made by taking options into account in the order in which they are granted. If the terms of this option cause the $100,000 annual limitation under Section 422(d) of the Code to be exceeded, a pro rata portion of each exercise shall be treated as the exercise of a Non-Qualified Stock Option.

2.3        Shareholder Approval.  Any other provision of this Agreement notwithstanding, no portion of this option shall be exercisable at any time prior to the approval of the Plan by the Company’s shareholders.

SECTION 3: NO TRANSFER OR ASSIGNMENT OF OPTION

Except as provided herein, other than by will or by operation of the laws of descent and distribution, an Optionee may not assign, sell, encumber, dispose of or otherwise transfer the Option (whether or not then subject to any Repurchase Right (as defined in Section 7.1)), in whole or in part, or any Purchased Stock that is then subject to the Exercise Price Repurchase Right (as defined in Section 7.1). In addition, except as provided herein, other than by will or by operation of the laws of descent and distribution, an Optionee may not assign, sell, encumber, dispose of or otherwise transfer in contravention of the Right of First Refusal or the Market Stand-Off any Purchased Stock that is not then subject to the Exercise Price Repurchase Price. The Administrator, in its sole discretion, may permit the transfer of a Non-Qualified Option (but not an ISO) as follows: (i) by gift to a member of the Participant’s immediate family or (ii) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the trustor (either or both (i) or (ii) referred to as a “Permitted Transferee”). For purposes of this Section 3, “immediate family” shall mean the Optionee’s spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships. A transfer permitted under this Section 3 hereof may be made only upon written notice to and approval thereof by Administrator. A Permitted Transferee may not further assign, sell or transfer the transferred option, in whole or in part, other than by will or by operation of the laws of descent and distribution. A Permitted Transferee shall agree in writing to be bound by the provisions of this Plan.

SECTION 4: EXERCISE PROCEDURES

4.1        Notice of Exercise.  The Optionee or the Optionee’s representative may exercise this option by delivering a written notice in the form of Exhibit A attached hereto (“Notice of Exercise”) to the Company in the manner specified pursuant to Section 14.4 hereof. Such Notice of Exercise shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment, which must comply with Section 5. The Notice of Exercise shall be signed by the person who is entitled to exercise this option. In the event that this option is to be exercised by the Optionee’s representative, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option.

4.2        Issuance of Shares.  After receiving a proper Notice of Exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be deposited in escrow or delivered to or upon the order of the person exercising this option.

4.3        Withholding Taxes.  In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

SECTION 5: PAYMENT FOR STOCK

5.1        General Rule.  The entire Exercise Price of Shares issued under the Plan shall be payable in full by cash or check for an amount equal to the aggregate Exercise Price for the number of shares being purchased. Alternatively, in the sole discretion of the Plan Administrator and upon such terms as the Plan Administrator shall approve, the Exercise Price may be paid by:

5.1.1    Cashless Exercise.  A copy of instructions to a broker directing such broker to sell the Shares for which this option is exercised, and to remit to the Company the aggregate Exercise Price of such option (“Cashless Exercise”);

5.1.2    Stock-For-Stock Exercise.  Paying all or a portion of the Exercise Price for the number of Shares being purchased by tendering Shares owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised (the “Purchase Price”) aggregate Purchase Price of the shares with respect to which this option or portion hereof is exercised (“Stock-for-Stock Exercise”); or

5.1.3    Attestation Exercise.  By a stock for stock exercise by means of attestation whereby the Optionee identifies for delivery specific Shares already owned by Optionee and receives a number of Shares equal to the difference between the Option Shares thereby exercised and the identified attestation Shares (“Attestation Exercise”).

5.2        Withholding Payment.  The Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. The Optionee may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) Cashless Exercise or Attestation Exercise; (ii) Stock-for-Stock Exercise; (iii) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee (“Stock withholding”); or (iv) a combination of one or more of the foregoing payment methods. Any shares issued pursuant to the exercise of an Option and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan. The fair market value of the number of shares subject to

Stock withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

5.3        Promissory Note.  The Plan Administrator, in its sole discretion, upon such terms as the Plan Administrator shall approve, may permit all or a portion of the Exercise Price of Shares issued under the Plan to be paid with a full-recourse promissory note; provided, however, that payment of any portion of the Exercise Price by promissory note shall not be permitted where such loan would be prohibited by applicable laws, regulations and rules of the SEC and any other governmental agency having jurisdiction. However, in the event there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. Subject to the foregoing, the Plan Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

5.4        Exercise/Pledge.  In the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Plan Administrator) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 6: TERM AND EXPIRATION

6.1        Basic Term.  This Option shall expire and shall not be exercisable after the expiration of the earliest of (i) the Expiration Date specified in the Notice of Stock Option Grant (the “Expiration Date”), (ii) three months after the date the Optionee’s Service with the Company and its Subsidiaries terminates if such termination is for any reason other than death, Disability or Cause, (iii) one year after the date the Optionee’s Service with the Company and its Subsidiaries terminates if such termination is a result of death or Disability, and (iv) if the Optionee’s Service with the Company and its Subsidiaries terminates for Cause, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the date of such termination. Outstanding Options that are not vested at the time of termination of employment for any reason shall expire at the close of business on the date of such termination. The Plan Administrator shall have the sole discretion to determine when this option is to expire. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, to the extent required by applicable law. To the extent applicable law does not require Service to be deemed to continue while the Optionee is on a bona fide leave of absence, such Service shall be deemed to continue if, and only if, expressly provided in writing by the Administrator or a duly authorized officer of the Company, Parent or Subsidiary for whom Optionee provides his or her services. Notwithstanding the foregoing, to the extent the Option is vested and would otherwise be exercisable, but the Company has prohibited the exercise of the Option pursuant to Section 2.1, the Option shall become exercisable (A) upon the closing of the Company’s initial firm commitment underwritten offering of securities to the public pursuant to a registration statement on Form S-1 (or any successor form) filed with, and declared effective by, the SEC and shall remain exercisable until the date that is one month following the expiration of the Market Stand-Off, (B) upon a change in control of the Company in which the successor corporation has equity securities that are publicly traded or (C) at such other times and for such other periods as the Company determines and informs Optionee. In no event shall the Option be exercisable subsequent to the Expiration Date. If the Company has prohibited the exercise of this Option prior to the Expiration Date and has not thereafter permitted exercise of this Option as set forth above by the date that is one month prior to the Expiration Date, then the Company shall either (x) notify Optionee one month prior to the Expiration Date that this Option shall be exercisable as to vested shares until the Expiration Date or (y) upon the Expiration Date pay the Optionee a cash amount equal to the difference between the Fair Market Value and the Exercise Price, multiplied by the number of vested shares for which Optionee attempted to exercise this Option but was prevented from doing so by the Company pursuant to Section 2.1 and as to which vested shares this Option was never subsequently exercised; provided, however, that the Company’s intent is to provide Optionee an equity ownership interest in the Company rather than provide cash compensation.

6.2        Exercise After Death.    Subject to Section 2.1, all or part of this option may be exercised at any time before its expiration under Section 6.1 above by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become vested before the Optionee’s death. When the Optionee dies, this option shall expire immediately with respect to the number of Shares for which this option is not yet vested and with respect to any Share that is subject to the Exercise Price Repurchase Right (as such term is defined below).

6.3        Notice Concerning ISO Treatment.    If this option is designated as an ISO in the Notice of Stock Option Grant, it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised (i) more than three months after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than 12 months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than 90 days, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

SECTION 7:  RIGHT OF REPURCHASE

7.1        Repurchase Rights.    The Company shall have the right to repurchase (i) all or any portion of the shares that Optionee has purchased upon exercise of this Option (the “Purchased Stock”) and that have vested in accordance with the vesting provisions set forth in the Notice of Stock Option Grant (the “Fair Market Repurchase Right”) and/or (ii) all or any portion of the Purchased Stock that has not vested in accordance with such vesting provisions (the “Exercise Price Repurchase Right”). The Fair Market Repurchase Right and the Exercise Price Repurchase Right are each referred to as a “Repurchase Right.”

7.2        Repurchase Price.    The Fair Market Repurchase Right as to any Purchased Stock shall be exercisable at a price per Share equal to the Fair Market Value of such Purchased Stock. The Exercise Price Repurchase Right as to any Purchased Stock which remains subject to the Exercise Price Repurchase Right shall be exercisable at a price per share equal to the Exercise Price of such shares. For purposes of this Agreement, the term “Repurchase Price” shall mean, with respect to any Purchased Stock, the aggregate price to be paid by the Company for such Purchased Stock in connection with the exercise of the Repurchase Right, as determined under this Section 7.2.

7.3        Exercise of Repurchase Right.    The Exercise Price Repurchase Right may be exercised only within 90 days after the termination of the Optionee’s Service (or in the case of shares issued upon exercise of this Option after the date of termination, within 90 days after the date of the exercise) for cash or for cancellation of indebtedness incurred in purchasing the shares.

7.4        Condition Precedent to Exercise.    The Fair Market Repurchase Right shall be exercisable only during the 90-day period next following the later of:

7.4.1     The date when the Optionee’s Service terminates for any reason, with or without Cause, including (without limitation) death or disability; or

7.4.2     The date when this Option was exercised by the Optionee, the executors or administrators of the Optionee’s estate or any person who has acquired this Option directly from the Optionee by bequest, inheritance or beneficiary designation.

7.5        Lapse of Stock Repurchase Right.    Notwithstanding any of the foregoing, the Fair Market Repurchase Right (but not the Exercise Price Repurchase Right) shall lapse with respect to (i) Shares that are registered under a then currently effective registration statement under applicable federal securities laws and the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or becomes an investment company registered or required to be registered under the Investment Company Act of 1940, or (ii) Shares for which a determination is made by counsel for the Company that such Fair Market Repurchase Right is not permitted by applicable federal or state securities laws.

7.6        Exercise of Repurchase Right.    The Company shall exercise any Repurchase Right by written notice delivered to the Optionee prior to the expiration of the 90-day period specified in Section 7.3 or 7.4 above. The notice shall set forth the date on which the repurchase is to be effected, which must occur within 31 days of the notice. The certificate(s) representing the Purchased Stock to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Optionee the Repurchase Price determined according to this Section 7. Payment shall be made in cash or cash equivalents or by canceling indebtedness to the Company. Each Repurchase Right shall terminate with respect to any Purchased Stock for which it has not been timely exercised pursuant to this Section 7.6.

7.7        Repurchase Right Adjustments.    If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, an extraordinary dividend payable in a form other than stock, recapitalization, combination or reclassification, or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, then (i) any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) distributed with respect to any Purchased Stock (or into which such Purchased Stock thereby become convertible) shall immediately be subject to the Repurchase Rights; and (ii) appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Purchased Stock and to the price per share to be paid upon the exercise of any Repurchase Right; provided, however, that the aggregate Repurchase Price payable for the Purchased Stock shall remain the same.

7.8        Termination of Rights as Shareholder.    If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Stock or Options to be repurchased in accordance with this Section 7, then after such time the person from whom such Purchased Stock are to be repurchased shall no longer have any rights as a holder of such Purchased Stock (other than the right to receive payment of such consideration in accordance with this Agreement). Such Purchased Stock shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

7.9        Escrow.    Upon issuance, the certificates for Purchased Stock shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Section 7.7 above shall immediately be delivered to the Company to be held in escrow. All regular cash dividends on Purchased Stock (or other securities at the time held in escrow) shall be paid directly to the Optionee and shall not be held in escrow. Purchased Stock, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company’s exercise of its Repurchase Rights or Right of First Refusal or (ii) released to the Optionee upon the termination of the Repurchase Rights and the Right of First Refusal. In any event, all Purchased Stock (and any other vested assets and securities attributable thereto) shall be released following 90 days after the later of (i) the Purchaser’s cessation of Service or (ii) the lapse of the Right of First Refusal, to the extent not otherwise repurchased by the Company in accordance with the terms hereof.

SECTION 8:  RIGHT OF FIRST REFUSAL

8.1        Right of First Refusal.    In the event that the Optionee proposes to sell, pledge, hypothecate, dispose of or otherwise transfer to a third party any Shares acquired under this Agreement that are not then subject to the Exercise Price Repurchase Right, or any interest in such Shares, to any person, entity or organization (the “Transferee”), (i) the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares (the “Right of First Refusal”) and (ii) the Optionee shall give a written transfer notice (“Transfer Notice”) to the Company describing fully the proposed transfer, including the number of such Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of such Shares. The Company shall have the right to purchase all, and not less than all, of such Shares on the terms of the proposal described in the Transfer Notice by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company. The Company’s rights under this Section 8.1 shall be freely assignable, in whole or in part.

8.2        Additional Shares or Substituted Securities.    In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Shares subject to this Section 8 or into which such Shares thereby become convertible shall immediately be subject to this Section 8. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 8.

8.3        Termination of Right of First Refusal.    Any other provision of this Section 8 notwithstanding, the Right of First Refusal shall terminate and the Optionee shall have no obligation to comply with the procedures prescribed by this Section 8 upon the earlier of (A) closing of the Company’s initial firm commitment underwritten offering of securities to the public pursuant to a registration statement on Form S-1 (or any successor form) filed with, and declared effective by, the SEC or (B) a Change in Control of the Company in which the successor corporation is subject to the reporting requirements of the SEC and has equity securities that are publicly traded on the New York Stock Exchange or The Nasdaq Stock Market.

8.4        Permitted Transfers.    This Section 8 shall not apply to a transfer (i) by gift to a member of the Participant’s immediate family or (ii) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the trustor. For purposes of this Section 8.4, “immediate family” shall mean the Optionee’s spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships.

8.5        Termination of Rights as Shareholder.    If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 8, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 9:  OBLIGATION TO SELL.

Notwithstanding anything herein to the contrary, if at any time following Optionee’s acquisition of Shares hereunder, shareholders of the Company owning 51% or more of the shares of the Company (on a fully diluted basis) (the “Control Sellers”) enter into an agreement (including any agreement in principal) to transfer all of their shares to any person or group of persons who are not affiliated with the Control Sellers, such Control Sellers may require each shareholder who is not a Control Seller (a “Non-Control Seller”) to sell all of their shares to such person or group of persons at a price and on terms and conditions the same as those on which such Control Sellers have agreed to sell their shares, other than terms and conditions relating to the performance or non-performance of services. For the purposes of the preceding sentence, an affiliate of a Control Seller is a person who controls, which is controlled by, or which is under common control with, the Control Seller.

SECTION 10: SHAREHOLDERS AGREEMENT

As a condition to the issuance of Stock pursuant to this Agreement, the Administrator, in its sole and absolute discretion, may require the Optionee to execute and become a party to any agreement by and among the Company and any of its shareholders which exists on or after the Date of Grant (the “Shareholders Agreement”). If the Optionee becomes a party to a Shareholders Agreement, in addition to the terms of the Plan and this Agreement, the terms and conditions of Shareholders Agreement shall govern Optionee’s rights in and to the Stock; and if there is any conflict between the provisions of the Shareholders Agreement and the Plan or any conflict between the provisions of the Shareholders Agreement and this Agreement, the provisions of the Shareholders Agreement shall be controlling. Notwithstanding anything to the contrary in this Section 10, if the Shareholders Agreement contains any provisions which would violate Section 25102(o) of the California Corporations Code if applied to the Optionee, the terms of the Plan and this Stock Option Agreement shall govern the Participant’s rights with respect to such provisions.

SECTION 11:  LEGALITY OF INITIAL ISSUANCE

No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

11.1      It and the Optionee have taken any actions required to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”) or to perfect an exemption from the registration requirements thereof;

11.2      Any applicable listing requirement of any stock exchange on which Stock is listed has been satisfied; and

11.3      Any other applicable provision of state or federal law has been satisfied.

SECTION 12:  NO REGISTRATION RIGHTS

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

SECTION 13:  RESTRICTIONS ON TRANSFER

13.1      Securities Law Restrictions.    Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

13.2      Market Stand-Off.    In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, including the Company’s initial public offering (a “Public Offering”), the Optionee shall not Transfer for value any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). The Market Stand-off shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period.

13.3      Investment Intent at Grant.  The Optionee represents and agrees that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

13.4      Investment Intent at Exercise.  In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

13.5      Legends.  All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

13.6      Removal of Legends.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement no longer is required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

13.7      Administration.  Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 13 shall be conclusive and binding on the Optionee and all other persons.

SECTION 14:  MISCELLANEOUS PROVISIONS

14.1      Rights as a Shareholder.  Except as specifically provided herein, Optionee shall have no rights as a shareholder of the Company until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 9.1 of the Plan.

14.2      Adjustments.  If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then (i) the number of shares subject to this Option and (ii) the Exercise Price of this Option, in effect prior to such change, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. In the event of a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; a reverse merger in which the Company is the Surviving Entity, but the shares of Company stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or the transfer of more than 90% of the then outstanding voting stock of the Company to another person or entity, then, the Company, to the extent permitted by applicable law, but otherwise in its sole discretion may provide for: (i) the continuation of outstanding Stock Options by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and such outstanding Stock Options by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of Stock Options with substantially the same terms for such outstanding Stock Options; (iv) the cancellation of such outstanding Stock Options with payment of such alternate consideration as the Administrator, in good faith, may determine to be equitable in the circumstances, which consideration may be equal to the difference between the Fair Market Value of the Stock underlying such unexercised Stock Options and the Exercise Price; or (v) the cancellation of such outstanding Stock Options without payment of any consideration, provided that if such Stock Options would be canceled in accordance with the foregoing, the Optionee shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such merger or consolidation or ten days after the Administrator provides the Optionee a notice of cancellation, to exercise the vested portion of such Stock Options in whole or in part, or, if provided for by the Administrator using its sole discretion in a notice of cancellation, to exercise such Stock Options in whole or in part without regard to any vesting provisions in this Agreement or the Notice of Stock Option Grant.

14.3      No Retention Rights.  Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

14.4      Notice.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed the Optionee at the address set forth in the records of the Company. Notice shall be addressed to the Company at:

LinkedIn Corporation
2029 Stierlin Court Mountain View, California 94043

14.5      Entire Agreement.  The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

14.6      Choice of Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS, AS CALIFORNIA LAWS ARE APPLIED TO CONTRACTS ENTERED INTO AND PERFORMED IN SUCH STATE.

14.7      Attorneys’ Fees.  In the event that any action, suit or proceeding is instituted upon any breach of this Agreement, the prevailing party shall be paid by the other party thereto an amount equal to all of the prevailing party’s costs and expenses, including attorneys’ fees incurred in each and every such action, suit or proceeding (including any and all appeals or petitions therefrom). As used in this Agreement, “attorneys’ fees” shall mean the full and actual cost of any legal services actually performed in connection with the matter involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.

14.8      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Optionee:	LinkedIn Corporation

By:	By:

Name:	Name:

Its:

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only upon exercise of the Option)

  LinkedIn Corporation

  2029 Stierlin Court

  Mountain View, California 94043

The undersigned, the holder of the enclosed Stock Option Agreement, hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder             * shares of Common Stock of LinkedIn Corporation (the “Company”), and herewith encloses payment of $                     and/or          shares of the Company’s common stock in full payment of the purchase price of such shares being purchased.

The undersigned confirms that: (1) the Company has delivered to the undersigned, a reasonable period before exercise of the Option, certain information, including a summary of the material terms of the Company’s Amended and Restated 2003 Stock Incentive Plan, information about the risks associated with exercising the Option and financial statements of the Company; (2) the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to sale or distribution; and (3) based on the undersigned’s knowledge about the Company, education, business and life experience, the undersigned is able to evaluate the merits and risks of purchasing the Shares by exercising the Option.

Dated:

YOUR STOCK MAY BE SUBJECT TO RESTRICTIONS AND FORFEITABLE UNDER THE NOTICE OF STOCK OPTION GRANT AND THE OPTION AGREEMENT

(Signature must conform in all respects to name of holder as specified on the face of the Option)

(Please Print Name)

(Address)

*         Insert here the number of shares called for on the face of the Option, or, in the case of a partial exercise, the number of shares being exercised, in either case without making any adjustment for additional Common Stock of the Company, other securities or property that, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.